Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.tcfexpress.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Record Second Quarter Earnings and EPS ($.94, up 11 percent)

SECOND QUARTER HIGHLIGHTS

•                  Record diluted earnings per share of 94 cents

•                  Record net income of $65.2 million

•                  Record return on average assets of 2.20 percent

•                  Record return on average common equity of 27.68 percent

•                  Average Power Assets® increased $1 billion, or 16 percent, from 2003

•                  Net loan and lease charge-offs were $2.1 million, or .10 percent (annualized) of average loans and leases

•                  Average low-cost checking, savings and money market deposits increased $285.9 million, or 5 percent, from 2003

•                  Increased checking accounts by 30,241, or 8 percent (annualized), to 1,502,856

•                  Opened five new branches during the quarter; 237 new branches since January 1998

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	Change	2004	2003	Change
Net income	$65,218	$60,291	8.2%	$125,879	$120,418	4.5%
Diluted earnings per common share	.94	.85	10.6	1.82	1.68	8.3

Financial Ratios
Return on average assets	2.20%	2.04%		2.15%	2.02%
Return on average common equity	27.68	25.17		26.82	24.95
Net interest margin	4.53	4.45		4.52	4.45

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WAYZATA, MN, July 15, 2004 – TCF Financial Corporation (TCF) (NYSE: TCB) today reported record diluted earnings per share of 94 cents for the second quarter of 2004, compared with 85 cents for the same period of 2003.  Net income for the second quarter of 2004 was a record $65.2 million, compared with $60.3 million for the same period of 2003.  For the second quarter of 2004, return on average assets (“ROA”) was a record 2.20 percent and return on average common equity (“ROE”) was a record 27.68 percent, compared with 2.04 percent and 25.17 percent, respectively, for the second quarter of 2003.

Chairman’s Statement

“TCF’s excellent earnings in the second quarter (2.20 percent ROA and 27.7 ROE) are the result of our long-term strategy of growing high quality Power Assets® and Power Liabilities® through new branch and product expansion,” said William A. Cooper, Chairman and CEO.  “It is now apparent that our decision to defer the acquisition of long-term, low-rate mortgage-backed securities over the past 18 months, incurring the margin compression, was correct.  During the second quarter, our Power Asset and Power Liability growth continued, our credit quality was solid and continues to be among the best in the industry and our commitment to new branch expansion was evident with the opening of five new branches and the announcement of plans to open eight new supermarket branches in King Soopers stores in Colorado.”

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Total Revenue

	Three Months Ended June 30,
($ in thousands)	2004	2003	$ Change	% Change
Net interest income	$122,419	$119,764	$2,655	2.2%
Fees and other revenue:
Fees and service charges	73,116	62,799	10,317	16.4
Debit card revenue	16,024	14,766	1,258	8.5
ATM revenue	11,138	11,242	(104)	(.9)
Investments and insurance commissions	3,430	3,760	(330)	(8.8)
Total banking fees and other revenue	103,708	92,567	11,141	12.0
Leasing and equipment finance	12,245	11,457	788	6.9
Mortgage banking (1)	4,790	(4,728)	9,518	N.M.
Other	1,844	1,707	137	8.0
Total fees and other revenue	122,587	101,003	21,584	21.4
Gains on sales of securities available for sale	—	11,695	(11,695)	(100.0)
Gain on sale of loan servicing	706	—	706	100.0
Total non-interest income	$123,293	$112,698	$10,595	9.4
Total revenue	$245,712	$232,462	$13,250	5.7

Net interest margin	4.53%	4.45%
Fees and other revenue as a % of total revenue	49.89	43.45
Fees and other revenue as a % of average assets	4.14	3.42

N.M.  Not meaningful

(1)  See “Mortgage Banking” section below for further discussion of mortgage banking revenue.

Net Interest Income

TCF’s net interest income in the second quarter of 2004 was $122.4 million, up $2.7 million, or 2 percent, from the second quarter of 2003 and up $3.9 million, or 3 percent, from the first quarter of 2004.  Net interest margin in the second quarter of 2004 was 4.53 percent, compared with 4.45 percent last year and 4.52 percent in the first quarter of 2004.  The increases in net interest income and net interest margin from the second quarter of 2003 primarily reflects the effects of the overall decline in rates on interest-earning assets being less than the decline in rates on interest-bearing liabilities partially driven by the long-term debt terminations in 2003.  In addition, average Power Assets® increased $1 billion over the second quarter of 2003, while residential real estate loans and mortgage-backed securities (“treasury assets”) declined $849.1 million during the same period.  The decrease in average treasury assets reflects management’s decision to delay investing in long-term fixed-rate treasury assets during the very low interest rate environment.  The increase in net interest income and net interest margin in the second quarter from the first quarter of 2004 was primarily driven by a $332.4 million, or 3 percent, increase in interest-earning assets.

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Interest Rate Risk

TCF has positioned its balance sheet to benefit from a rising interest rate environment.  TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next twelve months), assuming no change in interest rates, was a positive $1 billion, or 9 percent of total assets, at June 30, 2004, compared with a positive $1.2 billion, or 10 percent of total assets, at March 31, 2004.  The one-year interest rate gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements and is best used as a general measure of the effect on net interest income of rising or falling interest rates.  The sensitivity of TCF’s one-year interest rate gap to assumed changes in interest rates is summarized as follows:

	June 30, 2004		March 31, 2004
	One-Year Interest Rate Gap		One-Year Interest Rate Gap
($ in millions)	$	% of Total Assets	$	% of Total Assets
Assumed Interest Rates
Increase 50 basis points *	$1,030	8.6%	$1,861	15.9%
Flat rates as of June 30, 2004	1,015	8.5%	1,167	10.0
Decrease 50 basis points *	119	1.0%	1,303	11.1

*Assumes an immediate parallel change in interest rates.

Non-interest Income

Total non-interest income in the second quarter of 2004 was $123.3 million, up $10.6 million, or 9 percent, from the second quarter of 2003. Banking fees and other revenue increased $11.1 million, or 12 percent, as a result of TCF’s expanding branch network and customer base, new products and services, and increased fees.  Included in banking fees and other revenue are debit card revenues of $16 million, up $1.3 million, or 9 percent, from the second quarter of 2003 as a 19 percent increase in off-line sales volume was partially offset by a 12 percent decline in the average off-line interchange rate.  The average off-line interchange rate of 1.44 percent during the second quarter of 2004 was up 12 basis points, or 9 percent, from the first quarter of 2004 primarily due to the new interchange rates established by VISA® USA effective February 1, 2004.

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Leasing and equipment finance revenues were $12.2 million for the second quarter of 2004, up $788 thousand, or 7 percent, from the 2003 second quarter due primarily to higher sales-type lease revenue.  Leasing and equipment finance revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

During the 2004 second quarter, TCF completed the sale of servicing rights on $126.6 million of residential mortgages and recognized a $706 thousand gain on the sale of servicing.  There were no similar sales of mortgage servicing during the second quarter of 2003.  See “Mortgage Banking” below for further discussion of mortgage banking revenues.  TCF’s second quarter 2003 results included $11.7 million in gains on sales of securities as compared to no gains or losses in the second quarter of 2004.

New Branch Expansion

TCF opened five new branches during the second quarter of 2004, comprised of four new traditional branches and one new supermarket branch. TCF has now opened 237 new branches since January 1998.  During the second quarter of 2004, TCF entered into an agreement with the King Soopers grocery chain in Colorado to open eight new branches in King Soopers stores in Denver.  TCF plans to open 24 new branches in the remainder of 2004, consisting of 16 traditional branches and eight supermarket branches bringing the total number of new branch openings in 2004 to 33.

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(# of branches)	June 30, 2004	June 30, 2003	December 31, 1997

Total Branches
Minnesota	100	96	75
Illinois	192	188	47
Wisconsin	34	34	28
Michigan	57	53	60
Colorado	22	15	7
Indiana	6	5	—
	411	391	217

New Branches*
Traditional	48	29
Supermarket	189	184
Total	237	213
% of Total Branches	58%	54%

*  New branches opened since January 1, 1998.

Additional information regarding the results of TCF’s new branches opened since January 1, 1998 is summarized as follows:

	At or For the Three Months Ended June 30,
($ in thousands)	2004	2003	Change	% Change

Number of checking accounts	539,193	450,646	88,547	19.6%
Deposits:
Checking	$741,731	$544,413	$197,318	36.2
Savings	420,979	410,730	10,249	2.5
Money market	64,233	71,628	(7,395)	(10.3)
Subtotal	1,226,943	1,026,771	200,172	19.5
Certificates	139,008	144,203	(5,195)	(3.6)
Total deposits	$1,365,951	$1,170,974	$194,977	16.7

Total fees and other revenue	$41,405	$32,823	$8,582	26.1

Power Assets®

TCF’s Power Asset lending operations continue to generate strong growth. TCF’s consumer loan average balances increased $701 million, or 22 percent, and leasing and equipment finance average balances have increased $224.7 million, or 21 percent, from the second quarter of 2003.  “Our continued growth in Power Assets was driven by increased originations in all categories during the second quarter,” said Cooper.

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The growth in leasing and equipment finance was aided by the March 2004 acquisition of VGM Leasing Inc., a company specializing in home medical equipment financing, which had approximately $115 million of average leasing and equipment finance balances for the second quarter of 2004.

	Average Balances for the Three Months Ended June 30,
($ in thousands)	2004	2003	Change	% Change
Loans and leases*:
Consumer	$3,904,194	$3,203,226	$700,968	21.9%
Commercial real estate	1,985,498	1,848,055	137,443	7.4
Commercial business	428,602	467,368	(38,766)	(8.3)
Leasing and equipment finance	1,285,989	1,061,315	224,674	21.2
Power Assets	$7,604,283	$6,579,964	$1,024,319	15.6

*Excludes residential real estate loans and loans held for sale.

Power Liabilities®

“We increased our checking account customer base by 30,241 accounts, or 8.2  percent (annualized), in the second quarter of 2004 to 1,502,856, despite continued aggressive competition in all our markets,” said Cooper.  “Our Totally-Free Checking product remains the catalyst for establishing long-term relationships with our customers.”  Average Power Liabilities totaled $7.8 billion for the second quarter of 2004, with an average interest rate of .49 percent, down 30 basis points from the same period in 2003.  Average checking, savings and money market balances increased $285.9 million, or 5 percent, from 2003 despite a $136.4 million reduction in average custodial checking and savings balances primarily related to the significant decrease in mortgage banking activity.  The decline in certificates of deposit continued during the second quarter of 2004, as other lower-cost funding sources were available to TCF.

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	Average Balances and Rates for the Three Months Ended June 30,
($ in thousands)	2004	2003	Change		% Change
Checking	$3,596,808	$3,041,711	$555,097		18.2%
Savings	1,982,818	2,154,317	(171,499)		(8.0)
Money market	799,485	897,154	(97,669)		(10.9)
Subtotal	6,379,111	6,093,182	285,929		4.7
Certificates	1,467,654	1,825,466	(357,812)		(19.6)
Power Liabilities	$7,846,765	$7,918,648	$(71,883)		(.9)

Number of checking accounts, period-end	1,502,856	1,391,854	111,002		8.0
Average rate on deposits	.49%	.79%	(30)	bps	N/A

Residential Real Estate Loans and Securities Available for Sale

Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities) totaled $2.7 billion for the second quarter of 2004, a decrease of $849.1 million from the second quarter of 2003.  The decline was the result of the high level of prepayments during 2003 coupled with sales of mortgage-backed securities.  At June 30, 2004, the unrealized pre-tax loss on TCF’s securities available for sale portfolio was $22.9 million.

	Average Balances for the Three Months Ended			Change from
($in thousands)	June 30, 2004	March 31, 2004	June 30, 2003	March 31, 2004		June 30, 2003
Residential real estate loans	$1,123,062	$1,193,435	$1,486,518	$(70,373)		$(363,456)
Securities available for sale	1,546,694	1,519,374	2,032,384	27,320	(485,690)
Total	$2,669,756	$2,712,809	$3,518,902	$(43,053)		$(849,146)

Yield	5.47%	5.54%	5.74%	(7) bps	(27)	bps

Non-interest Expense

Non-interest expense totaled $143.9 million for the 2004 second quarter, up $7 million, or 5 percent, from $136.7 million for the 2003 second quarter.  Compensation and employee benefits increased $5.8 million, or 8 percent, from the second quarter of 2003, driven by a $1.6 million increase related to new branches opened in the past 12 months coupled with a $1.2 million increase in incentive compensation resulting from improved profitability.  Occupancy and equipment expenses increased $1.9 million, or 9 percent, from the second quarter of 2003, with $1.1 million relating to costs associated with new branch expansion.  Deposit account losses increased $1.2 million during the second quarter of 2004 compared with

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2003.  Other expenses declined $1.7 million, or 6 percent, to $29 million for the second quarter of 2004.  Contributing to the decline in other expenses were reductions in real estate owned expense of $1.5 million and mortgage banking expenses of $643 thousand, partially offset by a $1 million impairment charge related to a reduction in the residual value assumption in a leveraged lease investment.  Included in real estate owned expenses were net gains on sales and redemptions of properties of $2.1 million during the second quarter of 2004, compared with $92 thousand in 2003.

	Three Months Ended June 30,		Change
($ in thousands)	2004	2003	$	%

Compensation and employee benefits	$79,597	$73,807	$5,790	7.8%
Occupancy and equipment	23,397	21,531	1,866	8.7
Advertising and promotions	6,498	6,443	55	0.9
Deposit account losses	5,350	4,172	1,178	28.2
Other	29,064	30,780	(1,716)	(5.6)
Total non-interest expense	$143,906	$136,733	$7,173	5.2

Credit Quality

At June 30, 2004, TCF’s allowance for loan and lease losses totaled $80 million, or .90 percent of loans and leases, compared with $77.7 million, or .96 percent, at June 30, 2003.  The provision for credit losses for the second quarter of 2004 was $3.1 million, unchanged from the second quarter of 2003.  Net loan and lease charge-offs were $2.1 million, or .10 percent (annualized) of average loans and leases, in the 2004 second quarter, down from $3.2 million, or .16 percent (annualized), for the same period of 2003. “Our emphasis on secured lending has contributed to TCF’s continued solid credit quality,” said Cooper, “and our credit quality continues to rank among the best in the industry.”  Leasing and equipment finance had net charge-offs of $1.4 million during the 2004 second quarter, compared with net charge-offs of $2 million for the 2003 second quarter.  At June 30, 2004, TCF’s over-30-day delinquency rate was .44 percent, up from .40 percent at March 31, 2004. Non-accrual loans and leases were $36.8 million, or .41 percent of net loans and leases, at June 30, 2004, compared with $37 million, or .43 percent, at March 31, 2004.  Total non-performing assets were $56.6 million, or .47 percent of total assets, at June 30, 2004, down from $67.5 million, or .58

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percent, at March 31, 2004.  The reduction in non-performing assets was primarily due to the $10.6 million reduction in other real estate owned, largely due to asset sales, from $30.5 million at March 31, 2004, to $19.9 million at June 30, 2004.  During the quarter, TCF downgraded its credit rating on an airline leveraged lease and has classified its $18.8 million investment as substandard.  TCF’s investment in this leveraged lease is net of $19.2 million of non-recourse debt.

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands)	2004		2003		2004		2003
Allowance for loan and lease losses:
Balance at beginning of period	$79,054		$77,813		$76,619		$77,008
Net (charge-offs) recoveries:
Consumer	(719)		(457)		(1,293)		(1,502)
Commercial real estate	15		20		48		18
Commercial business	16		(781)		(57)		(697)
Leasing and equipment finance	(1,378)		(2,024)		(1,272)		(2,995)
Residential real estate	(33)		(2)		(41)		27
Total	(2,099)		(3,244)		(2,615)		(5,149)
Provision for credit losses	3,070		3,127		4,230		5,837
Acquired allowance	—		—		1,791		—
Balance at end of period	$80,025		$77,696		$80,025		$77,696

Key Indicators:
Allowance for loans and leases as a percentage of total loans and leases	.90%		.96%		.90%		.96%

Annualized net charge-offs as a percentage of average loans and leases	.10%		.16%		.06%		.13%

Period-end allowance as a multiple of annualized net charge-offs	9.5	X	6.0	X	15.3	X	7.5	X

Income before income taxes and provision for loan losses as a multiple of net charge-offs	48.5	X	29.5	X	74.5	X	37.1	X

Mortgage Banking

TCF’s mortgage banking operations funded $345.4 million in new loans during the second quarter of 2004, down 65 percent from $990.4 million in the second quarter of 2003, primarily reflecting lower levels of refinance activity.  Mortgage banking revenue increased $9.5 million and was $4.8 million in the second quarter of 2004, compared with a negative $4.7 million for the same 2003 period.  The increase in mortgage banking revenue was primarily due to a $19.1 million decrease in amortization and impairment of mortgage

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servicing rights related to lower levels of prepayments, partially offset by an $7.8 million decline in gains on sales of loans.  Mortgage applications in process declined to $308.3 million at June 30, 2004, down from $978.8 million at June 30, 2003, as refinance activity has declined as a result of higher mortgage interest rates.  TCF’s third party servicing portfolio was $4.8 billion at June 30, 2004, a decrease of $524 million, or 10 percent, from June 30, 2003.  As mentioned previously, TCF completed the sale of servicing rights on $126.6 million of its servicing portfolio, during the second quarter of 2004, and recorded a $706 thousand gain.  At June 30, 2004, the capitalized mortgage servicing rights asset was $51.3 million, or 1.08 percent of the servicing portfolio.  The annualized prepayment rate of the third party servicing portfolio was 30 percent during the second quarter of 2004, down from 72 percent during the second quarter of 2003.

	At June 30,
($ in thousands)	2004		2003		Change	% Change

Third-party servicing portfolio	$4,767,810		$5,291,774		$(523,964)	(9.9)%
Weighted average note rate	5.83%		6.27%			(44)	bps
Mortgage applications in process	$308,377		$978,768		$(670,391)	(68.5)%
Mortgage servicing rights	$51,290		$41,379		$9,911	24.0
• As a percentage of servicing portfolio	1.08%		.78%			30	bps
• As a multiple of service fees	3.5	X	2.4	X

	Three Months Ended June 30,
($ in thousands)	2004	2003	Change	% Change

Servicing income	$4,339	$5,363	$(1,024)	(19.1)%
Less mortgage servicing rights:
Amortization	3,242	8,345	(5,103)	(61.2)
Impairment	—	14,000	(14,000)	(100.0)
Subtotal	3,242	22,345	(19,103)	(85.5)
Net servicing income (loss)	1,097	(16,982)	18,079	N.M.
Gains on sales of loans	3,168	10,963	(7,795)	(71.1)
Other income	525	1,291	(766)	(59.3)
Total mortgage banking	$4,790	$(4,728)	$9,518	N.M.

N.M.  Not meaningful.

Income Taxes

TCF’s income tax expense was $33.5 million for the second quarter of 2004, or 33.95 percent of income before income tax expense, compared with $32.3 million, or 34.9 percent, for the comparable 2003

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period.  The lower effective income tax rate in the second quarter of 2004 was primarily due to increased investments in affordable housing limited partnerships.

Capital

During the second quarter of 2004, TCF National Bank issued $75 million of subordinated notes due 2014.  The notes bear interest at a fixed rate of 5.00% for the first five years and will reprice quarterly thereafter at the three-month LIBOR rate plus 1.63%.  The notes will qualify as Tier 2 or supplemental capital for regulatory purposes, subject to certain limitations.  TCF National Bank paid the proceeds from the offering to TCF Financial Corporation to be used for general corporate purposes, which may include repurchases in the open market of TCF common stock.

During the second quarter of 2004, TCF repurchased 740,000 shares of its common stock at an average cost of $54.33 share.  TCF has 3 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 25.9 million shares of its stock, at an average cost of $33.94 per share.

($ in thousands, except per-share data)	At June 30, 2004		At December 31, 2003

Stockholders’ equity	$939,152		$920,858
Stockholders’ equity to total assets	7.86%		8.14%
Book value per common share	$13.46		$13.07

Total risk-based capital	$951,626	11.42%	$841,982	10.73%
Total risk-based capital “well-capitalized” requirement	$832,978	10.00%	$784,562	10.00%
Excess risk-based capital over “well-capitalized” requirement	$118,648	1.42%	$57,420.73%

Website Information

A live webcast of TCF’s conference call to discuss second quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on July 15, 2004 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

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TCF is a Wayzata, Minnesota-based national financial holding company with $11.9 billion in assets.  TCF has 411 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting policies and guidelines, or monetary, fiscal or tax policies of the federal or state governments; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values;  technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage banking business, which could adversely affect earnings; and results of litigation or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and reports on Forms 10-K, 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended June 30,
	2004	2003	$ Change	% Change
Interest income:
Loans and leases	$128,141	$129,554	$(1,413)	(1.1)%
Securities available for sale	20,413	27,483	(7,070)	(25.7)
Loans held for sale	3,340	5,788	(2,448)	(42.3)
Investments	895	1,179	(284)	(24.1)
Total interest income	152,789	164,004	(11,215)	(6.8)
Interest expense:
Deposits	9,474	15,512	(6,038)	(38.9)
Borrowings	20,896	28,728	(7,832)	(27.3)
Total interest expense	30,370	44,240	(13,870)	(31.4)
Net interest income	122,419	119,764	2,655	2.2
Provision for credit losses	3,070	3,127	(57)	(1.8)
Net interest income after provision for credit losses	119,349	116,637	2,712	2.3
Non-interest income:
Fees and service charges	73,116	62,799	10,317	16.4
Debit card revenue	16,024	14,766	1,258	8.5
ATM revenue	11,138	11,242	(104)	(.9)
Investments and insurance commissions	3,430	3,760	(330)	(8.8)
Subtotal	103,708	92,567	11,141	12.0
Leasing and equipment finance	12,245	11,457	788	6.9
Mortgage banking	4,790	(4,728)	9,518	N.M.
Other	1,844	1,707	137	8.0
Fees and other revenue	122,587	101,003	21,584	21.4
Gains on sales of securities available for sale	—	11,695	(11,695)	N.M.
Gain on sale of loan servicing	706	—	706	N.M.
Other non-interest income	706	11,695	(10,989)	(94.0)
Total non-interest income	123,293	112,698	10,595	9.4
Non-interest expense:
Compensation and employee benefits	79,597	73,807	5,790	7.8
Occupancy and equipment	23,397	21,531	1,866	8.7
Advertising and promotions	6,498	6,443	55.9
Other	34,414	34,952	(538)	(1.5)
Total non-interest expense	143,906	136,733	7,173	5.2
Income before income tax expense	98,736	92,602	6,134	6.6
Income tax expense	33,518	32,311	1,207	3.7
Net income	$65,218	$60,291	$4,927	8.2

Net income per common share:
Basic	$.95	$.85	$.10	11.8
Diluted	$.94	$.85	$.09	10.6

Dividends declared per common share	$.375	$.325	$.050	15.4

Average common and common equivalent shares outstanding (in thousands):
Basic	68,752	70,779	(2,027)	(2.9)
Diluted	69,064	71,010	(1,946)	(2.7)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Six Months Ended June 30,
	2004	2003	$ Change	% Change
Interest income:
Loans and leases	$253,414	$261,275	$(7,861)	(3.0)%
Securities available for sale	40,745	61,247	(20,502)	(33.5)
Loans held for sale	6,181	11,014	(4,833)	(43.9)
Investments	1,668	2,582	(914)	(35.4)
Total interest income	302,008	336,118	(34,110)	(10.1)
Interest expense:
Deposits	20,013	33,989	(13,976)	(41.1)
Borrowings	41,083	59,953	(18,870)	(31.5)
Total interest expense	61,096	93,942	(32,846)	(35.0)
Net interest income	240,912	242,176	(1,264)	(.5)
Provision for credit losses	4,230	5,837	(1,607)	(27.5)
Net interest income after provision for credit losses	236,682	236,339	343.1
Non-interest income:
Fees and service charges	132,775	117,213	15,562	13.3
Debit card revenue	29,515	27,999	1,516	5.4
ATM revenue	21,135	21,657	(522)	(2.4)
Investments and insurance commissions	6,892	7,280	(388)	(5.3)
Subtotal	190,317	174,149	16,168	9.3
Leasing and equipment finance	22,412	25,064	(2,652)	(10.6)
Mortgage banking	8,245	(5,158)	13,403	N.M.
Other	4,072	3,783	289	7.6
Fees and other revenue	225,046	197,838	27,208	13.8
Gains on sales of securities available for sale	12,717	32,832	(20,115)	(61.3)
Gains (losses) on termination of debt	—	(6,576)	6,576	N.M.
Gain on sale of loan servicing	706	—	706	N.M.
Other non-interest income	13,423	26,256	(12,833)	(48.9)
Total non-interest income	238,469	224,094	14,375	6.4
Non-interest expense:
Compensation and employee benefits	158,476	150,406	8,070	5.4
Occupancy and equipment	46,887	43,130	3,757	8.7
Advertising and promotions	12,408	12,796	(388)	(3.0)
Other	66,841	69,151	(2,310)	(3.3)
Total non-interest expense	284,612	275,483	9,129	3.3
Income before income tax expense	190,539	184,950	5,589	3.0
Income tax expense	64,660	64,532	128.2
Net income	$125,879	$120,418	$5,461	4.5

Net income per common share:
Basic	$1.83	$1.69	$.14	8.3
Diluted	$1.82	$1.68	$.14	8.3

Dividends declared per common share	$.75	$.65	$.10	15.4

Average common and common equivalent shares outstanding (in thousands):
Basic	68,871	71,400	(2,529)	(3.5)
Diluted	69,170	71,649	(2,479)	(3.5)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
	2004	2003	2003	2003	2003

ASSETS

Cash and due from banks	$357,227	$370,054	$419,228	(3.5)%	(14.8)%
Investments	94,567	75,223	123,102	25.7	(23.2)
Securities available for sale	1,588,372	1,533,288	1,980,830	3.6	(19.8)
Loans held for sale	359,387	335,372	577,367	7.2	(37.8)
Loans and leases:
Consumer	4,024,994	3,630,341	3,299,688	10.9	22.0
Commercial real estate	1,997,449	1,916,701	1,850,958	4.2	7.9
Commercial business	445,314	427,696	475,299	4.1	(6.3)
Leasing and equipment finance	1,309,164	1,160,397	1,079,224	12.8	21.3
Subtotal	7,776,921	7,135,135	6,705,169	9.0	16.0
Residential real estate	1,091,678	1,212,643	1,393,183	(10.0)	(21.6)
Total loans and leases	8,868,599	8,347,778	8,098,352	6.2	9.5
Allowance for loan and lease losses	(80,025)	(76,619)	(77,696)	4.4	3.0
Net loans and leases	8,788,574	8,271,159	8,020,656	6.3	9.6
Premises and equipment	305,052	282,193	258,171	8.1	18.2
Goodwill	152,599	145,462	145,462	4.9	4.9
Deposit base intangibles	5,076	5,907	6,740	(14.1)	(24.7)
Mortgage servicing rights	51,290	52,036	41,379	(1.4)	24.0
Other assets	240,719	248,321	234,829	(3.1)	2.5
	$11,942,863	$11,319,015	$11,807,764	5.5	1.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,607,692	$3,248,412	$3,194,545	11.1	12.9
Savings	1,945,675	1,905,923	2,131,510	2.1	(8.7)
Money market	768,394	845,291	908,392	(9.1)	(15.4)
Subtotal	6,321,761	5,999,626	6,234,447	5.4	1.4
Certificates of deposit	1,439,896	1,612,123	1,745,290	(10.7)	(17.5)
Total deposits	7,761,657	7,611,749	7,979,737	2.0	(2.7)
Short-term borrowings	869,576	878,412	546,118	(1.0)	59.2
Long-term borrowings	2,065,870	1,536,413	1,959,921	34.5	5.4
Total borrowings	2,935,446	2,414,825	2,506,039	21.6	17.1
Accrued expenses and other liabilities	306,608	371,583	369,919	(17.5)	(17.1)
Total liabilities	11,003,711	10,398,157	10,855,695	5.8	1.4
Stockholders’ equity:
Preferred stock, par value $.01 per share, 30,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, par value $.01 per share, 280,000,000 shares authorized; 92,495,974; 92,513,355 and 92,536,817 shares issued	925	925	925	—	—
Additional paid-in capital	517,538	518,878	517,373	(.3)	—
Retained earnings, subject to certain restrictions	1,308,265	1,234,804	1,185,261	5.9	10.4
Accumulated other comprehensive income (loss)	(14,663)	5,652	33,359	N.M.	N.M.
Treasury stock at cost, 22,708,320; 22,037,025 and 20,942,932 shares, and other	(872,913)	(839,401)	(784,849)	4.0	11.2
Total stockholders’ equity	939,152	920,858	952,069	2.0	(1.4)
	$11,942,863	$11,319,015	$11,807,764	5.5	1.1

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Six Months Ended June 30, 2004				At or For the Year Ended December 31, 2003
		Allowance				Allowance
		as a % of	Net Charge-offs (Recoveries) (1)			as a % of		Net Charge-offs
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer	$9,153.23%		$1,293.07%		$9,084.25%		$3,189.10%
Commercial real estate	25,682	1.29	(48)	—	25,142	1.31		1,336.07
Commercial business	11,276	2.53	57.03		11,797	2.76		782.18
Leasing and equipment finance	16,944	1.29	1,272.21		13,515	1.16		7,537.69
Unallocated	16,139	n/a	—	n/a	16,139	n/a	—	n/a
Subtotal	79,194	1.02	2,574.07		75,677	1.06		12,844.19
Residential real estate	831.08		41.01		942.08			77.01
Total	$80,025.90		$2,615.06		$76,619.92		$12,921.16

Non-performing assets:

	At	At	At	$ Change from
	June 30,	March 31,	December 31,	March 31,	December 31,
	2004	2004	2003	2004	2003
Non-accrual loans and leases:
Consumer	$11,718	$14,428	$12,052	$(2,710)	$(334)
Commercial real estate	6,750	3,120	2,490	3,630	4,260
Commercial business	3,490	3,102	2,931	388	559
Leasing and equipment finance, net	10,398	11,219	13,241	(821)	(2,843)
Residential real estate	3,886	4,473	3,993	(587)	(107)
Total non-accrual loans and leases, net	36,242	36,342	34,707	(100)	1,535
Non-recourse discounted lease rentals	514	644	699	(130)	(185)
Total non-accrual loans and leases, gross	36,756	36,986	35,406	(230)	1,350
Other real estate owned:
Residential real estate	10,790	18,960	20,462	(8,170)	(9,672)
Commercial real estate	9,078	11,549	12,992	(2,471)	(3,914)
Total other real estate owned	19,868	30,509	33,454	(10,641)	(13,586)
Total non-performing assets, gross	$56,624	$67,495	$68,860	$(10,871)	$(12,236)

Total non-performing assets, net	$56,110	$66,851	$68,161	$(10,741)	$(12,051)

Delinquency data (2):

	At June 30, 2004		At March 31, 2004		December 31, 2003
	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio
Consumer	$15,078.38%		$14,262.37%		$17,673.49%
Commercial real estate	101.01		319.02		58	—
Commercial business	383.09		128.03		282.07
Leasing and equipment finance	15,774	1.22	12,716	1.02	10,619.93
Residential real estate	7,597.70		6,499.57		10,112.84
Total	$38,933.44		$33,924.40		$38,744.47

Potential Problem Loans and Leases (3):

	At	At	At	$ Change from
	June 30,	March 31,	December 31,	March 31,	December 31,
	2004	2004	2003	2004	2003
Commercial real estate	$28,052	$30,316	$20,279	$(2,264)	$7,773
Commercial business	14,999	13,072	12,721	1,927	2,278
Leasing and equipment finance	32,754	15,043	15,094	17,711	17,660
	$75,805	$58,431	$48,094	$17,374	$27,711

(1)   Annualized.

(2)   Excludes non-accrual loans and leases.

(3)   Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2004			2003
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$157,591	$895	2.28%	$123,028	$1,179	3.84%
Securities available for sale	1,546,694	20,413	5.28	2,032,384	27,483	5.41
Loans held for sale	385,193	3,340	3.49	534,435	5,788	4.34
Loans and leases:
Consumer	3,904,194	58,409	6.02	3,203,226	53,221	6.66
Commercial real estate	1,985,498	26,698	5.41	1,848,055	27,865	6.05
Commercial business	428,602	4,358	4.09	467,368	5,081	4.36
Leasing and equipment finance	1,285,989	22,610	7.03	1,061,315	20,386	7.68
Subtotal	7,604,283	112,075	5.92	6,579,964	106,553	6.49
Residential real estate	1,123,062	16,066	5.73	1,486,518	23,001	6.19
Total loans and leases	8,727,345	128,141	5.90	8,066,482	129,554	6.44

Total interest-earning assets	10,816,823	152,789	5.67	10,756,329	164,004	6.11

Other assets	1,039,455			1,060,004

Total assets	$11,856,278			$11,816,333

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,413,986			$2,256,210
Interest-bearing deposits:
Checking	1,327,424	698.21		1,059,648	213.08
Savings	1,838,216	1,579.35		1,880,170	2,309.49
Money market	799,485	727.37		897,154	1,189.53
Subtotal	3,965,125	3,004.30		3,836,972	3,711.39
Certificates of deposit	1,467,654	6,470	1.77	1,825,466	11,801	2.59
Total interest-bearing deposits	5,432,779	9,474.70		5,662,438	15,512	1.10

Total deposits	7,846,765	9,474.49		7,918,648	15,512.79

Borrowings:
Short-term borrowings	669,938	2,115	1.27	544,136	1,759	1.30
Long-term borrowings	2,017,232	18,781	3.80	1,962,893	26,969	5.55
Total borrowings	2,687,170	20,896	3.17	2,507,029	28,728	4.63

Total deposits and borrowings	10,533,935	30,370	1.17	10,425,677	44,240	1.71

Other liabilities	379,965			432,547

Total liabilities	10,913,900			10,858,224

Stockholders’ equity	942,378			958,109

Total liabilities and stockholders’ equity	$11,856,278			$11,816,333

Net interest income and margin		$122,419	4.53%		$119,764	4.45%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2004			2003
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$149,681	$1,668	2.24%	$120,939	$2,582	4.30%
Securities available for sale	1,533,034	40,745	5.32	2,185,840	61,247	5.60
Loans held for sale	372,215	6,181	3.34	511,400	11,014	4.34
Loans and leases:
Consumer	3,805,128	114,715	6.06	3,125,941	104,874	6.77
Commercial real estate	1,963,996	53,221	5.45	1,848,090	55,919	6.10
Commercial business	428,213	8,699	4.09	453,104	9,856	4.39
Leasing and equipment finance	1,240,112	43,478	7.01	1,050,325	40,665	7.74
Subtotal	7,437,449	220,113	5.95	6,477,460	211,314	6.57
Residential real estate	1,158,248	33,301	5.76	1,582,809	49,961	6.32
Total loans and leases	8,595,697	253,414	5.92	8,060,269	261,275	6.52

Total interest-earning assets	10,650,627	302,008	5.69	10,878,448	336,118	6.21

Other assets	1,040,334			1,067,955

Total assets	$11,690,961			$11,946,403

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,334,830			$2,170,132
Interest-bearing deposits:
Checking	1,257,645	1,107.18		1,025,221	517.10
Savings	1,823,677	3,313.37		1,861,263	5,927.64
Money market	816,090	1,495.37		891,882	2,733.62
Subtotal	3,897,412	5,915.31		3,778,366	9,177.49
Certificates of deposit	1,523,881	14,098	1.86	1,863,092	24,812	2.69
Total interest-bearing deposits	5,421,293	20,013.74		5,641,458	33,989	1.21

Total deposits	7,756,123	20,013.52		7,811,590	33,989.88

Borrowings:
Short-term borrowings	702,707	4,465	1.28	706,035	4,589	1.31
Long-term borrowings	1,914,870	36,618	3.90	2,021,478	55,364	5.56
Total borrowings	2,617,577	41,083	3.19	2,727,513	59,953	4.46

Total deposits and borrowings	10,373,700	61,096	1.19	10,539,103	93,942	1.80

Other liabilities	378,465			442,070

Total liabilities	10,752,165			10,981,173

Stockholders’ equity	938,796			965,230

Total liabilities and stockholders’ equity	$11,690,961			$11,946,403

Net interest income and margin		$240,912	4.52%		$242,176	4.45%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003	Jun. 30, 2003
Interest income:
Loans and leases	$128,141	$125,273	$125,042	$126,854	$129,554
Securities available for sale	20,413	20,332	19,995	22,579	27,483
Loans held for sale	3,340	2,841	3,097	5,905	5,788
Investments	895	773	785	1,144	1,179
Total interest income	152,789	149,219	148,919	156,482	164,004
Interest expense:
Deposits	9,474	10,539	10,990	11,816	15,512
Borrowings	20,896	20,187	18,837	24,789	28,728
Total interest expense	30,370	30,726	29,827	36,605	44,240
Net interest income	122,419	118,493	119,092	119,877	119,764
Provision for credit losses	3,070	1,160	4,037	2,658	3,127
Net interest income after provision for credit losses	119,349	117,333	115,055	117,219	116,637
Non-interest income:
Fees and service charges	73,116	59,659	64,486	65,757	62,799
Debit card revenue	16,024	13,491	12,069	12,923	14,766
ATM revenue	11,138	9,997	10,400	11,566	11,242
Investments and insurance commissions	3,430	3,462	3,037	3,584	3,760
Subtotal	103,708	86,609	89,992	93,830	92,567
Leasing and equipment finance	12,245	10,167	15,372	10,652	11,457
Mortgage banking	4,790	3,455	6,573	11,304	(4,728)
Other	1,844	2,228	2,928	2,303	1,707
Fees and other revenue	122,587	102,459	114,865	118,089	101,003
Gains on sales of securities available for sale	—	12,717	—	—	11,695
Gains (losses) on termination of debt	—	—	—	(37,769)	—
Gain on sale of loan servicing	706	—	—	—	—
Other non-interest income	706	12,717	—	(37,769)	11,695
Total non-interest income	123,293	115,176	114,865	80,320	112,698
Non-interest expense:
Compensation and employee benefits	79,597	78,879	76,752	75,646	73,807
Occupancy and equipment	23,397	23,490	22,984	22,309	21,531
Advertising and promotions	6,498	5,910	6,204	6,536	6,443
Other	34,414	32,427	36,304	37,891	34,952
Total non-interest expense	143,906	140,706	142,244	142,382	136,733
Income before income tax expense	98,736	91,803	87,676	55,157	92,602
Income tax expense	33,518	31,142	28,180	19,193	32,311
Net income	$65,218	$60,661	$59,496	$35,964	$60,291

Net income per common share:
Basic	$.95	$.88	$.86	$.51	$.85
Diluted	$.94	$.88	$.86	$.51	$.85

Dividends declared per common share	$.375	$.375	$.325	$.325	$.325

Financial Ratios:

Return on average assets(1)	2.20%	2.11%	2.13%	1.24%	2.04%
Return on average common equity(1)	27.68	25.90	26.18	15.77	25.17
Net interest margin(1)	4.53	4.52	4.68	4.57	4.45
Net charge-offs as a percentage of average loans and leases(1)	.10	.02	.30	.08	.16
Average total equity to average assets	7.95	8.13	8.13	7.89	8.11

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	Jun. 30, 2003

ASSETS

Cash and due from banks	$347,551	$326,731	$339,531	$372,777	$349,524
Investments	157,591	141,770	75,397	89,182	123,028
Securities available for sale	1,546,694	1,519,374	1,505,379	1,696,800	2,032,384
Loans held for sale	385,193	359,238	359,650	572,827	534,435
Loans and leases:
Consumer	3,904,194	3,706,061	3,529,177	3,365,816	3,203,226
Commercial real estate	1,985,498	1,942,494	1,875,215	1,846,204	1,848,055
Commercial business	428,602	427,824	424,310	452,260	467,368
Leasing and equipment finance	1,285,989	1,194,235	1,152,753	1,123,284	1,061,315
Subtotal	7,604,283	7,270,614	6,981,455	6,787,564	6,579,964
Residential real estate	1,123,062	1,193,435	1,256,847	1,344,921	1,486,518
Total loans and leases	8,727,345	8,464,049	8,238,302	8,132,485	8,066,482
Allowance for loan and lease losses	(79,169)	(77,655)	(78,655)	(78,657)	(78,074)
Net loans and leases	8,648,176	8,386,394	8,159,647	8,053,828	7,988,408
Premises and equipment	297,492	287,322	276,541	262,676	253,759
Goodwill	152,599	146,678	145,462	145,462	145,462
Deposit base intangibles	5,280	5,695	6,111	6,529	6,945
Mortgage servicing rights	50,876	51,432	49,955	45,300	51,913
Other assets	264,826	301,010	263,879	319,959	330,475
	$11,856,278	$11,525,644	$11,181,552	$11,565,340	$11,816,333

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,596,808	$3,329,383	$3,194,672	$3,194,438	$3,041,711
Savings	1,982,818	1,923,295	1,931,827	2,143,100	2,154,317
Money market	799,485	832,695	866,408	899,071	897,154
Subtotal	6,379,111	6,085,373	5,992,907	6,236,609	6,093,182
Certificates of deposit	1,467,654	1,580,107	1,607,495	1,644,351	1,825,466
Total deposits	7,846,765	7,665,480	7,600,402	7,880,960	7,918,648
Short-term borrowings	669,938	735,475	941,460	673,312	544,136
Long-term borrowings	2,017,232	1,812,508	1,358,496	1,721,151	1,962,893
Total borrowings	2,687,170	2,547,983	2,299,956	2,394,463	2,507,029
Accrued expenses and other liabilities	379,965	375,192	372,034	377,779	432,547
Total liabilities	10,913,900	10,588,655	10,272,392	10,653,202	10,858,224
Stockholders’ equity:
Common stock	925	925	925	925	925
Additional paid-in capital	516,990	517,203	517,657	517,345	516,853
Retained earnings	1,282,080	1,243,968	1,209,630	1,185,987	1,164,827
Accumulated other comprehensive income (loss)	(11,666)	11,784	4,332	(2,174)	33,414
Treasury stock at cost and other	(845,951)	(836,891)	(823,384)	(789,945)	(757,910)
Total stockholders’ equity	942,378	936,989	909,160	912,138	958,109
	$11,856,278	$11,525,644	$11,181,552	$11,565,340	$11,816,333

Supplemental Information:
Residential real estate loans	$1,123,062	$1,193,435	$1,256,847	$1,344,921	$1,486,518
Securities available for sale	1,546,694	1,519,374	1,505,379	1,696,800	2,032,384
Total residential real estate loans and securities available for sale	$2,669,756	$2,712,809	$2,762,226	$3,041,721	$3,518,902

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CONSUMER AND COMMERCIAL LOANS

(Dollars in millions)

(Unaudited)

(Dollars in millions)

	At June 30, 2004
	Consumer		Commercial (1)		Total
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Variable-rate loans:
Immediately reprice if rate index increases (2)	$2,115	53%	$889	36%	$3,004	47%
Other (3)	364	9	233	10	597	9

Total variable-rate loans	2,479	62	1,122	46	3,601	56

Fixed-rate loans	1,546	38	412	17	1,958	30
Adjustable-rate loans (4)	—	—	909	37	909	14

Total fixed- and adjustable-rate loans	1,546	38	1,321	54	2,867	44

Total consumer and commercial loans	$4,025	100%	$2,443	100%	$6,468	100%

(1)   Includes commercial real estate and commercial business loans.

(2)   Loans subject to an immediate increase in interest rate if there is an increase in the prime rate or LIBOR.

(3)   The prime rate or LIBOR would need to increase to the equivalent floor rate before the loan rate would change from the floor interest rate.

(4)   These loans reprice at periodic intervals, generally 3-5 years, at which time the fixed rate adjusts to a new rate based on a specified spread to the applicable U.S. Treasury rate.

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